CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linde Retirement Savings Plan

EXHIBIT 23.01

We consent to the incorporation by reference in Registration Statement No. 333-228083 on Form S-8 of Linde plc of our report dated June 28, 2023, appearing in this Annual Report on Form 11-K of the Linde Retirement Savings Plan for the year ended December 31, 2022.
/s/ CohnReznick LLP
Hartford, Connecticut
June 28, 2023